UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2008

INDEPENDENT FILM DEVELOPMENT CORPORATION
(Name of small business issuer specified in its charter)

Nevada	000-53103	56-2676759
(State or other jurisdiction	Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

190 N Canon Drive suite 420
          Beverly Hills, CA  90210
(Address of principal executive offices)

(310) 275-0089
(Registrant’s telephone number)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

SIGNATURES

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2008, Jonathan Brandstein orally tendered his resignation to the board of directors, citing lack of available time to devote to company business and Robert Searcy was appointed to the board to serve in his place as an independent, non-interested director.

Robert Searcy.  Robert Searcy has been an independent director of the company since August 8, 2008.  Mr. Searcy is the current principal of Terra Firma Services since 1995, a company which specializes in land use planning and project management and development.  At the helm of Terra Firma, Mr. Searcy has managed telecommunications sites for AT&T Wireless, L.A. Cellular and Bechtel, and for Sprint and Lucent Technologies.  From 2004 through 2007, he was employed as a Land use and Entitlement manager for MWH Development Corporation.  From 1995 through 1996 he was employed as the Principal Planner for the City of Calabasas, managing the day to day operations of the Planning and Environmental Services Departments and served as the City Council and Planning Commission Coordinator/Liason .  From 1990 through 1995, he served as Senior Planner for the City of Diamond Bar.  He holds a Masters Degree in Urban Planning (1989) from Kansas University and a B.A. in Political Science (1985) from Washburn University.  He has served on the board of directors of the Century City Chamber of Commerce, and the San Gabriel Fair Housing Council.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2008	INDEPENDENT FILM DEVELOPMENT CORPORATION

By: Jeff Ritchie
Jeff Ritchie
Chief Executive Officer, Chairman, Director

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